Exhibit 5.1

555 Eleventh Street, N.W., Suite 1000 Washington, D.C. 20004-1304 Tel: +1.202.637.2200 Fax: +1.202.637.2201 www.lw.com FIRM / AFFILIATE OFFICES
October 3, 2011 Host Hotels & Resorts, L.P.	Abu Dhabi Barcelona Beijing Boston Brussels Chicago Doha Dubai Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid Milan	Moscow Munich New Jersey New York Orange County Paris Riyadh Rome San Diego San Francisco Shanghai Silicon Valley Singapore Tokyo Washington, D.C.
6903 Rockledge Drive	File No. 021344-0086

Suite 1500

Bethesda, Maryland 20817

Re:	Registration Statement for $500,000,000 Aggregate Principal Amount of 5 7/8% Series X Senior Notes due 2019

Ladies and Gentlemen:

We have acted as special counsel to Host Hotels & Resorts, L.P., a Delaware limited partnership (the “Company”), in connection with the issuance of up to $500,000,000 aggregate principal amount of 5 7/8% Series X Senior Notes due 2019 (the “Notes”) and the guarantees of the Notes (the “Guarantees”) by each of the guarantors listed on Schedule A hereto (the “Guarantors”), under the Thirty-ninth Supplemental Indenture dated May 11, 2011, among the Company, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”), which supplements the Amended and Restated Indenture, dated as of August 5, 1998 (as supplemented to date, the “Indenture”) originally among HMH Properties, Inc. (now, the Company), the guarantors named therein and HSBC Bank USA (f/k/a Marine Midland Bank), as trustee, and pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on October 3, 2011 (Registration No. 333-            ) (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Notes and Guarantees.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company, the Guarantors and others as to factual matters without having independently verified such factual matters.

We are opining herein as to the internal laws of the State of New York, the California Uniform Limited Partnership Act of 2008, the Delaware Revised Uniform Limited Partnership

October 3, 2011

Act and the Delaware Limited Liability Company Act and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of California or Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the laws of Minnesota; Massachusetts; Texas; Nova Scotia, Canada; Pennsylvania, Alberta, Canada and The Netherlands are addressed in the opinions of Dorsey & Whitney LLP; Bingham McCutchen LLP; Kane, Russell, Coleman & Logan, P.C.; Cox & Palmer; Ballard Spahr LLP; Blake, Cassels & Graydon LLP; and De Brauw Blackstone Westbroek, which have been separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Notes have been duly executed, issued, and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Indenture, the Registration Rights Agreement dated as of May 11, 2011 and the Registration Rights Agreement dated as of May 25, 2011 to be filed as exhibits to the Company’s Registration Statement, the Notes and the Guarantees will have been duly authorized by all necessary limited partnership or limited liability company action, as applicable, of the Company and the Guarantors set forth on Schedule B hereto (the “Covered Guarantors”), respectively, and will be legally valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors in accordance with their respective terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) the waiver of rights or defenses contained in Section 4.4 of the Indenture, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision to the extent it requires that a claim with respect to the Notes (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (f) provisions purporting to make a guarantor primarily liable rather than as a surety and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, and (g) the severability, if invalid, of provisions to the foregoing effect. We have not been requested to express and, with your consent, do not render

October 3, 2011

any opinion herein with respect to the creation, validity, attachment, perfection or priority of any lien or security interest.

With your consent, we have assumed (a) that the Indenture, the Guarantees, and the Notes (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto other than the Company and each of the Covered Guarantors, (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Company and each of the Guarantors, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the prospectus under the heading “Validity of Securities.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LATHAM & WATKINS LLP

October 3, 2011

SCHEDULE A

Guarantors

Name		Jurisdiction of Formation
(1)	HMH Rivers, L.P.	Delaware
(2)	HMH Marina LLC	Delaware
(3)	HMC PLP LLC	Delaware
(4)	HMH Pentagon LP	Delaware
(5)	Airport Hotels LLC	Delaware
(6)	HMC Capital Resources LP	Delaware
(7)	YBG Associates LP	Delaware
(8)	Host Park Ridge LLC	Delaware
(9)	Host of Boston, Ltd.	Massachusetts
(10)	Host of Houston, Ltd.	Texas
(11)	Host of Houston 1979 LP	Delaware
(12)	Philadelphia Airport Hotel LLC	Delaware
(13)	HMC Suites LLC	Delaware
(14)	HMC Suites Limited Partnership	Delaware
(15)	Wellsford-Park Ridge HMC Hotel Limited Partnership	Delaware
(16)	HMC Burlingame LLC	Delaware
(17)	HMC Grand LP	Delaware
(18)	HMC Hotel Development LP	Delaware
(19)	HMC Mexpark LLC	Delaware
(20)	HMC Polanco LLC	Delaware
(21)	HMC NGL L.P.	Delaware
(22)	HMC OLS I L.P.	Delaware
(23)	HMC Seattle LLC	Delaware
(24)	Host Swiss GP LLC	Delaware
(25)	HMH Restaurants LP	Delaware
(26)	HMH Rivers LLC	Delaware
(27)	HMH WTC LLC	Delaware
(28)	Host La Jolla LLC	Delaware
(29)	City Center Hotel Limited Partnership	Minnesota
(30)	PM Financial LLC	Delaware
(31)	PM Financial LP	Delaware
(32)	HMC Chicago LLC	Delaware
(33)	HMC Desert LLC	Delaware
(34)	HMC Diversified LLC	Delaware
(35)	HMC Properties I LLC	Delaware
(36)	HMC Potomac LLC	Delaware
(37)	HMC Manhattan Beach LLC	Delaware

October 3, 2011

(38)	Chesapeake Hotel Limited Partnership	Delaware
(39)	HMH General Partner Holdings LLC	Delaware
(40)	S.D. Hotels LLC	Delaware
(41)	HMC Gateway LP	Delaware
(42)	HMC Market Street LLC	Delaware
(43)	New Market Street LP	Delaware
(44)	Host Times Square LP	Delaware
(45)	Times Square GP LLC	Delaware
(46)	HMC Atlanta LLC	Delaware
(47)	Ivy Street LLC	Delaware
(48)	HMC SFO LP	Delaware
(49)	Market Street Host LLC	Delaware
(50)	HMC Property Leasing LLC	Delaware
(51)	HMC Host Restaurants LLC	Delaware
(52)	HMC HT LP	Delaware
(53)	HMC OLS I LLC	Delaware
(54)	HMC OLS II L.P.	Delaware
(55)	HMC/Interstate Manhattan Beach, L.P.	Delaware
(56)	Ameliatel LP	Delaware
(57)	HMC Amelia II LLC	Delaware
(58)	Rockledge Hotel LLC	Delaware
(59)	HMC Copley LP	Delaware
(60)	HMC Headhouse Funding LLC	Delaware
(61)	Ivy Street Hopewell LLC	Delaware
(62)	HMC Diversified American Hotels, L.P.	Delaware
(63)	Potomac Hotel Limited Partnership	Delaware
(64)	HMC AP GP LLC	Delaware
(65)	HMC AP LP	Delaware
(66)	HMC AP Canada Company	Nova Scotia
(67)	HMC Toronto Airport GP LLC	Delaware
(68)	HMC Toronto Airport LP	Delaware
(69)	HMC Toronto EC GP LLC	Delaware
(70)	HMC Toronto EC LP	Delaware
(71)	HMC Charlotte GP LLC	Delaware
(72)	HMC Charlotte LP	Delaware
(73)	HMC Charlotte (Calgary) Company	Nova Scotia
(74)	Calgary Charlotte Holdings Company	Nova Scotia
(75)	HMC Grace (Calgary) Company	Nova Scotia
(76)	HMC Maui LP	Delaware
(77)	Calgary Charlotte Partnership	Alberta
(78)	HMC Chicago Lakefront LLC	Delaware
(79)	HMC East Side LLC	Delaware
(80)	HMC Kea Lani LP	Delaware
(81)	East Side Hotel Associates, L.P.	Delaware
(82)	HMC O’Hare Suites Ground LP	Delaware

October 3, 2011

(83)	HMC Toronto Air Company	Nova Scotia
(84)	HMC Toronto EC Company	Nova Scotia
(85)	HMC Lenox LP	Delaware
(86)	Cincinnati Plaza LLC	Delaware
(87)	Host Cincinnati II LLC	Delaware
(88)	Host Cincinnati Hotel LLC	Delaware
(89)	Host Fourth Avenue LLC	Delaware
(90)	Host Indianapolis I LP	Delaware
(91)	Host Los Angeles LP	Delaware
(92)	Host Mission Hills II LLC	Delaware
(93)	Host Mission Hills Hotel LP	Delaware
(94)	Host Needham II LLC	Delaware
(95)	Host Needham Hotel LP	Delaware
(96)	HST LT LLC	Delaware
(97)	HST I LLC	Delaware
(98)	South Coast Host Hotel LP	Delaware
(99)	Starlex LP	Delaware
(100)	Airport Hotels Houston LLC	Delaware
(101)	BRE/Swiss LP	Delaware
(102)	HHR Assets LLC	Delaware
(103)	HHR Harbor Beach LLC	Delaware
(104)	HHR Holdings Coöperatief U.A.	Netherlands
(105)	HHR Lauderdale Beach Limited Partnership	Delaware
(106)	HHR Singer Island GP LLC	Delaware
(107)	HHR Singer Island Limited Partnership	Delaware
(108)	HMC Cambridge LP	Delaware
(109)	HMC McDowell LP	Delaware
(110)	HMC Reston LP	Delaware
(111)	Host Atlanta Perimeter Ground GP LLC	Delaware
(112)	Host Atlanta Perimeter Ground LP	Delaware
(113)	Host Cambridge GP LLC	Delaware
(114)	Host Capitol Hill LLC	Delaware
(115)	Host City Center GP LLC	Delaware
(116)	Host Copley GP LLC	Delaware
(117)	Host Dallas Quorum Ground GP LLC	Delaware
(118)	Host Dallas Quorum Ground LP	Delaware
(119)	Host GH Atlanta GP LLC	Delaware
(120)	Host Grand GP LLC	Delaware
(121)	Host Indianapolis GP LLC	Delaware
(122)	Host Indianapolis Hotel Member LLC	Delaware
(123)	Host Indianapolis LP	Delaware
(124)	Host Kea Lani GP LLC	Delaware
(125)	Host Kierland GP LLC	Delaware
(126)	Host Kierland LP	Delaware
(127)	Host Lenox Land GP LLC	Delaware

October 3, 2011

(128)	Host Los Angeles GP LLC	Delaware
(129)	Host Maui GP LLC	Delaware
(130)	Host McDowell GP LLC	Delaware
(131)	Host Moscone GP LLC	Delaware
(132)	Host NY Downtown GP LLC	Delaware
(133)	Host O’Hare Suites Ground GP LLC	Delaware
(134)	Host OP BN GP LLC	Delaware
(135)	Host Pentagon GP LLC	Delaware
(136)	Host Restaurants GP LLC	Delaware
(137)	Host Reston GP LLC	Delaware
(138)	Host SFO GP LLC	Delaware
(139)	Host South Coast GP LLC	Delaware
(140)	Host Tampa GP LLC	Delaware
(141)	Host Times Square GP LLC	Delaware
(142)	Host WNY GP LLC	Delaware
(143)	IHP Holdings Partnership LP	Pennsylvania
(144)	Pacific Gateway, Ltd.	California
(145)	HHR Rio Holdings LLC	Delaware
(146)	Harbor-Cal, S.D.	California
(147)	Harbor-Cal S.D. Partner LLC	Delaware
(148)	HMC Burlingame Hotel L.P.	California
(149)	Host San Diego Hotel LLC	Delaware
(150)	Host San Diego LLC	Delaware
(151)	HHR 42 Associates GP LLC	Delaware
(152)	HHR 42 Associates, L.P.	Delaware

October 3, 2011

SCHEDULE B

Covered Guarantors

Name		Jurisdiction of Formation
(1)	HMH Rivers, L.P.	Delaware
(2)	HMH Marina LLC	Delaware
(3)	HMC PLP LLC	Delaware
(4)	HMH Pentagon LP	Delaware
(5)	Airport Hotels LLC	Delaware
(6)	HMC Capital Resources LP	Delaware
(7)	YBG Associates LP	Delaware
(8)	Host Park Ridge LLC	Delaware
(9)	Host of Houston 1979 LP	Delaware
(10)	Philadelphia Airport Hotel LLC	Delaware
(11)	HMC Suites LLC	Delaware
(12)	HMC Suites Limited Partnership	Delaware
(13)	Wellsford-Park Ridge HMC Hotel Limited Partnership	Delaware
(14)	HMC Burlingame LLC	Delaware
(15)	HMC Grand LP	Delaware
(16)	HMC Hotel Development LP	Delaware
(17)	HMC Mexpark LLC	Delaware
(18)	HMC Polanco LLC	Delaware
(19)	HMC NGL L.P.	Delaware
(20)	HMC OLS I L.P.	Delaware
(21)	HMC Seattle LLC	Delaware
(22)	Host Swiss GP LLC	Delaware
(23)	HMH Restaurants LP	Delaware
(24)	HMH Rivers LLC	Delaware
(25)	HMH WTC LLC	Delaware
(26)	Host La Jolla LLC	Delaware
(27)	PM Financial LLC	Delaware
(28)	PM Financial LP	Delaware
(29)	HMC Chicago LLC	Delaware
(30)	HMC Desert LLC	Delaware
(31)	HMC Diversified LLC	Delaware
(32)	HMC Properties I LLC	Delaware
(33)	HMC Potomac LLC	Delaware
(34)	HMC Manhattan Beach LLC	Delaware
(35)	Chesapeake Hotel Limited Partnership	Delaware
(36)	HMH General Partner Holdings LLC	Delaware
(37)	S.D. Hotels LLC	Delaware

October 3, 2011

(38)	HMC Gateway LP	Delaware
(39)	HMC Market Street LLC	Delaware
(40)	New Market Street LP	Delaware
(41)	Host Times Square LP	Delaware
(42)	Times Square GP LLC	Delaware
(43)	HMC Atlanta LLC	Delaware
(44)	Ivy Street LLC	Delaware
(45)	HMC SFO LP	Delaware
(46)	Market Street Host LLC	Delaware
(47)	HMC Property Leasing LLC	Delaware
(48)	HMC Host Restaurants LLC	Delaware
(49)	HMC HT LP	Delaware
(50)	HMC OLS I LLC	Delaware
(51)	HMC OLS II L.P.	Delaware
(52)	HMC/Interstate Manhattan Beach, L.P.	Delaware
(53)	Ameliatel LP	Delaware
(54)	HMC Amelia II LLC	Delaware
(55)	Rockledge Hotel LLC	Delaware
(56)	HMC Copley LP	Delaware
(57)	HMC Headhouse Funding LLC	Delaware
(58)	Ivy Street Hopewell LLC	Delaware
(59)	HMC Diversified American Hotels, L.P.	Delaware
(60)	Potomac Hotel Limited Partnership	Delaware
(61)	HMC AP GP LLC	Delaware
(62)	HMC AP LP	Delaware
(63)	HMC Toronto Airport GP LLC	Delaware
(64)	HMC Toronto Airport LP	Delaware
(65)	HMC Toronto EC GP LLC	Delaware
(66)	HMC Toronto EC LP	Delaware
(67)	HMC Charlotte GP LLC	Delaware
(68)	HMC Charlotte LP	Delaware
(69)	HMC Maui LP	Delaware
(70)	HMC Chicago Lakefront LLC	Delaware
(71)	HMC East Side LLC	Delaware
(72)	HMC Kea Lani LP	Delaware
(73)	East Side Hotel Associates, L.P.	Delaware
(74)	HMC O’Hare Suites Ground LP	Delaware
(75)	HMC Lenox LP	Delaware
(76)	Cincinnati Plaza LLC	Delaware
(77)	Host Cincinnati II LLC	Delaware
(78)	Host Cincinnati Hotel LLC	Delaware
(79)	Host Fourth Avenue LLC	Delaware
(80)	Host Indianapolis I LP	Delaware
(81)	Host Los Angeles LP	Delaware
(82)	Host Mission Hills II LLC	Delaware

October 3, 2011

(83)	Host Mission Hills Hotel LP	Delaware
(84)	Host Needham II LLC	Delaware
(85)	Host Needham Hotel LP	Delaware
(86)	HST LT LLC	Delaware
(87)	HST I LLC	Delaware
(88)	South Coast Host Hotel LP	Delaware
(89)	Starlex LP	Delaware
(90)	Airport Hotels Houston LLC	Delaware
(91)	BRE/Swiss LP	Delaware
(92)	HHR Assets LLC	Delaware
(93)	HHR Harbor Beach LLC	Delaware
(94)	HHR Lauderdale Beach Limited Partnership	Delaware
(95)	HHR Singer Island GP LLC	Delaware
(96)	HHR Singer Island Limited Partnership	Delaware
(97)	HMC Cambridge LP	Delaware
(98)	HMC McDowell LP	Delaware
(99)	HMC Reston LP	Delaware
(100)	Host Atlanta Perimeter Ground GP LLC	Delaware
(101)	Host Atlanta Perimeter Ground LP	Delaware
(102)	Host Cambridge GP LLC	Delaware
(103)	Host Capitol Hill LLC	Delaware
(104)	Host City Center GP LLC	Delaware
(105)	Host Copley GP LLC	Delaware
(106)	Host Dallas Quorum Ground GP LLC	Delaware
(107)	Host Dallas Quorum Ground LP	Delaware
(108)	Host GH Atlanta GP LLC	Delaware
(109)	Host Grand GP LLC	Delaware
(110)	Host Indianapolis GP LLC	Delaware
(111)	Host Indianapolis Hotel Member LLC	Delaware
(112)	Host Indianapolis LP	Delaware
(113)	Host Kea Lani GP LLC	Delaware
(114)	Host Kierland GP LLC	Delaware
(115)	Host Kierland LP	Delaware
(116)	Host Lenox Land GP LLC	Delaware
(117)	Host Los Angeles GP LLC	Delaware
(118)	Host Maui GP LLC	Delaware
(119)	Host McDowell GP LLC	Delaware
(120)	Host Moscone GP LLC	Delaware
(121)	Host NY Downtown GP LLC	Delaware
(122)	Host O’Hare Suites Ground GP LLC	Delaware
(123)	Host OP BN GP LLC	Delaware
(124)	Host Pentagon GP LLC	Delaware
(125)	Host Restaurants GP LLC	Delaware
(126)	Host Reston GP LLC	Delaware
(127)	Host SFO GP LLC	Delaware

October 3, 2011

(128)	Host South Coast GP LLC	Delaware
(129)	Host Tampa GP LLC	Delaware
(130)	Host Times Square GP LLC	Delaware
(131)	Host WNY GP LLC	Delaware
(132)	Pacific Gateway, Ltd.	California
(133)	HHR Rio Holdings LLC	Delaware
(134)	Harbor-Cal, S.D.	California
(135)	Harbor-Cal S.D. Partner LLC	Delaware
(136)	HMC Burlingame Hotel L.P.	California
(137)	Host San Diego Hotel LLC	Delaware
(138)	Host San Diego LLC	Delaware
(139)	HHR 42 Associates GP LLC	Delaware
(140)	HHR 42 Associates, L.P.	Delaware